Exhibit 99

Acadia Healthcare Reports Second Quarter 2019 Revenue of $789.4 Million, EPS of $0.55 and Adjusted EPS of $0.61

U.S. Same Facility Revenue Grows 6.6%

Company Narrows 2019 Guidance

FRANKLIN, Tenn.--(BUSINESS WIRE)--July 30, 2019--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the second quarter ended June 30, 2019.

The Company reported revenue of $789.4 million for the second quarter of 2019, a 3.1% increase compared with $765.7 million for the second quarter of 2018. Net income attributable to Acadia stockholders was $48.1 million, or $0.55 per diluted share, for the second quarter of 2019 compared with $58.8 million, or $0.67 per diluted share, for the second quarter of 2018. Results for the second quarter of 2019 include transaction-related expenses of $5.2 million and the income tax effect of adjustments to income of $0.4 million based on a tax rate of 17.2%. Adjusted income attributable to Acadia stockholders was $53.8 million, or $0.61 per diluted share, for the second quarter of 2019. Results for the second quarter of 2018 included transaction-related expenses of $2.9 million and the income tax effect of adjustments to income of $0.5 million based on a tax rate of 15.2%. Adjusted income attributable to Acadia stockholders for the second quarter of 2018 was $61.2 million, or $0.70 per diluted share.

A reconciliation of all non-GAAP financial results in this release appears beginning on page 8.

“We are pleased to report a solid financial and operating performance for the second quarter of 2019,” said Debbie Osteen, Chief Executive Officer of Acadia Healthcare Company. “These results were in line with expectations, reflecting consistent execution of our growth strategy. Our U.S. operations showed strong top-line growth and favorable trends in key operating metrics compared with the second quarter of 2018. For our U.K. operations, we delivered both sequential and year-over-year revenue growth for the second quarter of 2019. Across our operations, we are working hard to deliver on the operational efficiencies identified during our recent strategic review, while meeting our primary objective to deliver the highest quality of patient care.

“We have continued to focus on bed expansion opportunities and additional service offerings as the primary drivers of our growth. During the second quarter of 2019, we added 118 beds to Acadia’s operations. These expansions included the addition of 72 beds to existing facilities and 46 beds related to the acquisition of Bradford Recovery Center, a specialty treatment facility located in Millerton, Pennsylvania. For the full year 2019, we expect to add approximately 700 beds to existing and new facilities, exclusive of acquisitions,” added Osteen.

The Company’s total same facility revenue increased 5.7% for the second quarter of 2019 compared with the second quarter of 2018, including a 1.7% increase in patient days and a 3.9% increase in revenue per patient day. Total same facility EBITDA margin declined 110 basis points to 24.7%. U.S. same facility revenue rose 6.6%, on a 3.3% increase in patient days and a 3.2% increase in revenue per patient day. U.S. same facility EBITDA margin was consistent with the second quarter last year at 28.2%. For the U.K. operations, same facility revenue grew 3.9% for the second quarter of 2019 from the second quarter last year, reflecting a 4.1% increase in revenue per patient day offset by a 0.2% decrease in patient days. U.K. same facility EBITDA margin declined 360 basis points to 17.8%. Acadia’s consolidated adjusted EBITDA for the second quarter of 2019 was $158.9 million, compared with $165.0 million for the second quarter of 2018.

Acadia narrowed its previously established financial guidance for 2019, as follows:

  Revenue for 2019 in a range of $3.15 billion to $3.175 billion;
  Adjusted EBITDA for 2019 in a range of $610 million to $620 million; and
  Adjusted earnings per diluted share for 2019 in a range of $2.15 to $2.23.

The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

EBITDA is defined as net income adjusted for net income attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for equity-based compensation expense, transaction-related expenses and debt extinguishment costs. Adjusted income is defined as net income adjusted for transaction-related expenses, tax reform impact, debt extinguishment costs and income tax effect of adjustments to income.

Acadia will hold a conference call to discuss its second quarter 2019 financial results at 9:00 a.m. Eastern Time on Wednesday, July 31, 2019. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through August 15, 2019.

Risk Factors

This news release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) our ability to successfully implement the strategic initiatives that we adopted following our review of our business in early 2019; (ii) potential difficulties operating our business in light of political and economic instability in the U.K. and globally relating to Brexit; (iii) the impact of fluctuations in foreign exchange rates, including the devaluation of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD); (iv) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities; (v) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (vi) potential reductions in payments received by Acadia from government and third-party payors; (vii) the occurrence of patient incidents and governmental investigations, which could adversely affect the price of our common stock and result in substantial fines and incremental regulatory burdens; (viii) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (ix) potential operating difficulties, labor costs, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a leading provider of behavioral healthcare services. At June 30, 2019, Acadia operated a network of 595 behavioral healthcare facilities with approximately 18,200 beds in 40 states, the United Kingdom and Puerto Rico. Acadia provides behavioral health and addiction services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands, except per share amounts)

Revenue	$789,362	$765,738	$1,549,979	$1,507,979

Salaries, wages and benefits (including equity-based compensation expense of $4,182, $7,129, $10,283 and $14,048, respectively)	430,219	416,741	859,798	828,269
Professional fees	58,429	53,461	115,436	107,479
Supplies	30,914	30,133	60,871	59,497
Rents and leases	20,419	20,236	40,726	40,524
Other operating expenses	94,677	87,282	188,542	175,513
Depreciation and amortization	41,077	39,928	81,657	79,701
Interest expense, net	48,610	45,812	96,740	91,055
Debt extinguishment costs	-	-	-	940
Transaction-related expenses	5,212	2,887	9,533	7,655
Total expenses	729,557	696,480	1,453,303	1,390,633
Income before income taxes	59,805	69,258	96,676	117,346
Provision for income taxes	11,604	10,368	18,964	7,582
Net income	48,201	58,890	77,712	109,764
Net income attributable to noncontrolling interests	(61)	(54)	(101)	(109)
Net income attributable to Acadia Healthcare Company, Inc.	$48,140	$58,836	$77,611	$109,655

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.55	$0.67	$0.89	$1.26
Diluted	$0.55	$0.67	$0.88	$1.26

Weighted-average shares outstanding:
Basic	87,618	87,303	87,562	87,205
Diluted	87,837	87,467	87,770	87,351

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2019	2018
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$43,541	$50,510
Accounts receivable, net	346,489	318,087
Other current assets	81,464	81,820
Total current assets	471,494	450,417
Property and equipment, net	3,164,076	3,107,766
Goodwill	2,435,025	2,396,412
Intangible assets, net	89,613	88,990
Deferred tax assets	3,404	3,468
Derivative instrument assets	72,965	60,524
Operating lease right-of-use assets	491,551	-
Other assets	62,290	64,927
Total assets	$6,790,418	$6,172,504

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$38,895	$34,112
Accounts payable	115,651	117,740
Accrued salaries and benefits	110,445	113,299
Current portion of operating lease liabilities	27,578	-
Other accrued liabilities	138,119	151,226
Total current liabilities	430,688	416,377
Long-term debt	3,206,868	3,159,375
Deferred tax liabilities	83,096	80,372
Operating lease liabilities	490,903	-
Other liabilities	124,310	154,267
Total liabilities	4,335,865	3,810,391
Redeemable noncontrolling interests	32,207	28,806
Equity:
Common stock	876	874
Additional paid-in capital	2,550,653	2,541,987
Accumulated other comprehensive loss	(459,617)	(462,377)
Retained earnings	330,434	252,823
Total equity	2,422,346	2,333,307
Total liabilities and equity	$6,790,418	$6,172,504

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2019	2018
	(In thousands)
Operating activities:
Net income	$77,712	$109,764
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	81,657	79,701
Amortization of debt issuance costs	5,887	5,124
Equity-based compensation expense	10,283	14,048
Deferred income taxes	(205)	(3,978)
Debt extinguishment costs	-	940
Other	2,395	1,040
Change in operating assets and liabilities:
Accounts receivable, net	(27,669)	(26,104)
Other current assets	(10,591)	9,953
Other assets	661	2,761
Accounts payable and other accrued liabilities	(11,060)	21,066
Accrued salaries and benefits	(3,232)	4,364
Other liabilities	2,848	(793)
Net cash provided by continuing operating activities	128,686	217,886
Net cash used in discontinued operating activities	-	(572)
Net cash provided by operating activities	128,686	217,314

Investing activities:
Cash paid for acquisitions, net of cash acquired	(44,900)	-
Cash paid for capital expenditures	(139,128)	(161,555)
Cash paid for real estate acquisitions	(4,448)	(8,857)
Other	10,494	(3,337)
Net cash used in investing activities	(177,982)	(173,749)

Financing activities:
Borrowings on revolving credit facility	76,573	-
Principal payments on revolving credit facility	(11,573)	-
Principal payments on long-term debt	(16,492)	(23,246)
Common stock withheld for minimum statutory taxes, net	(1,615)	(2,134)
Other	(4,345)	(5,172)
Net cash provided by (used in) financing activities	42,548	(30,552)

Effect of exchange rate changes on cash	(221)	(840)

Net (decrease) increase in cash and cash equivalents	(6,969)	12,173
Cash and cash equivalents at beginning of the period	50,510	67,290
Cash and cash equivalents at end of the period	$43,541	$79,463

Effect of acquisitions:
Assets acquired, excluding cash	$48,555	$-
Liabilities assumed	(3,655)	-
Cash paid for acquisitions, net of cash acquired	$44,900	$-

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Same Facility Results (a,c)
Revenue	$748,877	$708,672	5.7%	$1,472,684	$1,393,898	5.7%
Patient Days	1,139,514	1,119,945	1.7%	2,262,522	2,212,314	2.3%
Admissions	43,761	42,559	2.8%	87,488	83,700	4.5%
Average Length of Stay (b)	26.0	26.3	-1.0%	25.9	26.4	-2.2%
Revenue per Patient Day	$657	$633	3.9%	$651	$630	3.3%
EBITDA margin	24.7%	25.8%	-110 bps	23.7%	25.0%	-130 bps

U.S. Same Facility Results (a)
Revenue	$494,524	$463,961	6.6%	$969,542	$911,545	6.4%
Patient Days	636,518	616,123	3.3%	1,262,072	1,215,633	3.8%
Admissions	41,472	40,186	3.2%	82,815	78,891	5.0%
Average Length of Stay (b)	15.3	15.3	0.1%	15.2	15.4	-1.1%
Revenue per Patient Day	$777	$753	3.2%	$768	$750	2.4%
EBITDA margin	28.2%	28.2%	0 bps	27.2%	27.2%	0 bps

U.K. Same Facility Results (a,c)
Revenue	$254,353	$244,711	3.9%	$503,142	$482,353	4.3%
Patient Days	502,996	503,822	-0.2%	1,000,450	996,681	0.4%
Admissions	2,289	2,373	-3.5%	4,673	4,809	-2.8%
Average Length of Stay (b)	219.7	212.3	3.5%	214.1	207.3	3.3%
Revenue per Patient Day	$506	$486	4.1%	$503	$484	3.9%
EBITDA margin	17.8%	21.4%	-360 bps	17.1%	21.0%	-390 bps

U.S. Facility Results
Revenue	$509,813	$481,470	5.9%	$997,773	$943,875	5.7%
Patient Days	656,456	635,766	3.3%	1,296,780	1,248,655	3.9%
Admissions	43,153	40,519	6.5%	85,405	79,451	7.5%
Average Length of Stay (b)	15.2	15.7	-3.0%	15.2	15.7	-3.4%
Revenue per Patient Day	$777	$757	2.5%	$769	$756	1.8%
EBITDA margin	26.6%	27.0%	-40 bps	25.5%	26.2%	-70 bps

U.K. Facility Results (c)
Revenue	$279,549	$268,562	4.1%	$552,206	$530,453	4.1%
Patient Days	671,140	676,901	-0.9%	1,335,533	1,342,472	-0.5%
Admissions	2,653	2,712	-2.2%	5,411	5,474	-1.2%
Average Length of Stay (b)	253.0	249.6	1.4%	246.8	245.2	0.6%
Revenue per Patient Day	$417	$397	5.0%	$413	$395	4.6%
EBITDA margin	16.4%	19.1%	-270 bps	15.6%	18.7%	-310 bps

Total Facility Results (c)
Revenue	$789,362	$750,032	5.2%	$1,549,979	$1,474,328	5.1%
Patient Days	1,327,596	1,312,667	1.1%	2,632,313	2,591,127	1.6%
Admissions	45,806	43,231	6.0%	90,816	84,925	6.9%
Average Length of Stay (b)	29.0	30.4	-4.5%	29.0	30.5	-5.0%
Revenue per Patient Day	$595	$571	4.1%	$589	$569	3.5%
EBITDA margin	23.0%	24.2%	-120 bps	22.0%	23.5%	-150 bps

(a) Results for the periods presented exclude the elderly care division of our U.K. operations and certain closed services.
(b) Average length of stay is defined as patient days divided by admissions.
(c) Revenue and revenue per patient day for the three and six months ended June 30, 2018 is adjusted to reflect the foreign currency exchange rate for the comparable periods of 2019 in order to eliminate the effect of changes in the exchange rate. The exchange rate used in the adjusted revenue and revenue per patient day amounts for both the three and six months ended June 30, 2018 is 1.29.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$48,140	$58,836	$77,611	$109,655
Net income attributable to noncontrolling interests	61	54	101	109
Provision for income taxes	11,604	10,368	18,964	7,582
Interest expense, net	48,610	45,812	96,740	91,055
Depreciation and amortization	41,077	39,928	81,657	79,701
EBITDA	149,492	154,998	275,073	288,102

Adjustments:
Equity-based compensation expense (a)	4,182	7,129	10,283	14,048
Transaction-related expenses (b)	5,212	2,887	9,533	7,655
Debt extinguishment costs (c)	-	-	-	940
Adjusted EBITDA	$158,886	$165,014	$294,889	$310,745

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income Attributable to Acadia Healthcare Company, Inc. to
Net Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$48,140	$58,836	$77,611	$109,655

Adjustments to income:
Transaction-related expenses (b)	5,212	2,887	9,533	7,655
Tax reform impact (d)	-	-	-	(10,472)
Debt extinguishment costs (c)	-	-	-	940
Income tax effect of adjustments to income (e)	438	(554)	987	(1,415)
Adjusted income attributable to Acadia Healthcare Company, Inc.	$53,790	$61,169	$88,131	$106,363

Weighted-average shares outstanding - diluted	87,837	87,467	87,770	87,351

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.61	$0.70	$1.00	$1.22

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, and Adjusted income, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for net income attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses and debt extinguishment costs. We define Adjusted income as net income adjusted for transaction-related expenses, tax reform impact, debt extinguishment costs, and income tax effect of adjustments to income.

EBITDA, Adjusted EBITDA, and Adjusted income are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA, and Adjusted income are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA, and Adjusted income may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, and Adjusted income in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA, and Adjusted income when reporting their results. Our presentation of EBITDA, Adjusted EBITDA, and Adjusted income should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia primarily related to acquisitions and integration efforts.

(c) Represents debt extinguishment costs recorded in connection with the repricing amendments to the Amended and Restated Credit Agreement in March 2018.

(d) Represents tax benefit related to the enactment of the Tax Cuts and Jobs Act.

(e) Represents the income tax effect of adjustments to income based on tax rates of 17.2% and 15.2% for the three months ended June 30, 2019 and 2018, respectively, and 16.9% and 15.5% for the six months ended June 30, 2019 and 2018, respectively.

Contacts

Gretchen Hommrich
Director, Investor Relations
(615) 861-6000